UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 23, 2016

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization)		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Denny’s Corporation (the “Company”) was held on May 24, 2016. At the Annual Meeting, the stockholders approved the proposal relating to the amendment of the Company’s bylaws (the “By-laws”) to designate Delaware as the exclusive forum for certain legal actions.

Further, on and effective as of May 24, 2016, the Board of Directors of the Company approved and adopted certain additional amendments to certain provisions of the By-laws (the “Amended By-laws”). The Amended By-laws include, among other technical, conforming, modernizing and clarifying revisions, the following revisions and clarifications, principally to revise certain sections of the existing by-laws to adhere more closely to the language found in the Delaware General Corporation Law and to update the advance notice provisions:

•
revisions to existing provisions in Article II, Section 2 regarding notice of stockholder nominations for annual meetings of stockholders, including to (i) clarify that a public announcement of an adjournment or postponement of an annual meeting does not extend any time period for stockholders to provide notice of a nomination, (ii) require the nominating stockholder to provide information or representations with respect to (a) any agreement, arrangement or understanding to mitigate loss to, manage risk or benefit of share price changes with respect to the Company’s securities, (b) its status as a holder of record of shares of the Company and entitled to vote at the meeting and its intentions to appear in person or by proxy at such meeting to propose such nomination, and (c) whether the nominating stockholder or its associated person intends or is part of a group that intends to solicit proxies from stockholders in support of such nomination, (iii) require the nominating stockholder to update certain information previously provided by the nominating stockholder to the Company as of the record date for the meeting, and (iv) require the nominating stockholder or its qualified representative to appear in person or by proxy at the meeting to present the nomination otherwise the nomination will be disregarded;

•
revisions to existing provisions in Article II, Section 3 regarding notice of proposals for annual meetings of stockholders, including to (i) clarify that a public announcement of an adjournment or postponement of an annual meeting does not extend any time period for stockholders to provide notice of business, (ii) require the proposing stockholder to provide the text of the proposed business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Amended By-laws, certificate of incorporation of the Company, or any policy of the Company, the language of the proposed amendment), (iii) require the proposing stockholder to provide information or representations with respect to (a) any agreement, arrangement or understanding to mitigate loss to, manage risk or benefit of share price changes with respect to the Company’s securities, (b) its status as a holder of record of shares of the Company and entitled to vote at the meeting and its intentions to appear in person or by proxy at such meeting to propose such business, and (c) whether the proposing stockholder or its associated person intends or is part of a group that intends to solicit proxies from stockholders in support of its proposal, (iv) require the proposing stockholder to update certain information previously provided by the proposing stockholder to the Company as of the record date for the meeting, (v) clarify that proposals submitted pursuant to Rule 14a-8 of the Exchange Act of 1934 are deemed to satisfy the notice requirements in the Amended By-laws, and (vi) require the proposing stockholder or its qualified representative to appear in person or by proxy at the meeting to present the proposed business otherwise the proposal will be disregarded;

•	revisions to Article II, Section 5 to remove the right of a stockholder to demand that the vote for directors or other business be by ballot;

•
revisions to Article II, Section 6 to clarify that when a meeting of the stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken but if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting;

•
revisions to Article II, Section 7 to (i) provide that special meetings of the stockholders may be held by means of remote communication and (ii) clarify that a public announcement of an adjournment or postponement of a special meeting does not extend the time period for stockholders to provide notice of a nomination;

•	revisions to Article III, Section 3 to provide that director resignations may be made by electronic transmission;

•	revisions to Article IV, Section 9 to provide that officer resignations may be made by electronic transmission; and

•
revisions to Article V, Section 12 to provide that a waiver of notice required to be given under the provisions of any law, the certificate of incorporation of the Company or the Amended By-laws may be made by electronic transmission.

The foregoing description of the amendments is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Amended By-Laws, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference. The Amended By-laws include the By-law amendment approved by the stockholders at the Annual Meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the holders of the Company's common stock entitled to vote at the Annual Meeting (1) elected the ten director nominees for the ensuing year, (2) ratified the selection of KPMG LLP as the Company's registered public accounting firm for 2016, (3) adopted the non-binding advisory resolution approving the compensation of the Company's named executive officers, and (4) amended the Company's By-laws to designate Delaware as the exclusive forum for certain legal actions.

The voting results were as follows:

1.	The election of ten (10) directors:

Board of Directors Nominees	For	Against	Abstain	Broker Non-Votes
Gregg R. Dedrick	68,387,804	152,466	40,403	4,121,512
José M. Gutiérrez	68,378,557	154,676	47,440	4,121,512
George W. Haywood	68,383,606	154,208	42,859	4,121,512
Brenda J. Lauderback	68,366,788	169,444	44,441	4,121,512
Robert E. Marks	68,350,030	196,820	33,823	4,121,512
John C. Miller	68,504,777	37,072	38,824	4,121,512
Donald C. Robinson	68,377,367	161,048	42,258	4,121,512
Debra Smithart-Oglesby	64,765,368	3,676,772	138,533	4,121,512
Laysha Ward	68,376,672	155,207	48,794	4,121,512
F. Mark Wolfinger	63,897,616	4,645,296	37,761	4,121,512

2.	A proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Denny's Corporation and its subsidiaries for the year ending December 28, 2016:

For	Against	Abstain
72,179,920	261,116	261,149

3.	A non-binding advisory resolution to approve the compensation paid to the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
59,510,531	454,154	8,615,988	4,121,512

4.	A proposal to amend the Company's By-laws to designate Delaware as the exclusive forum for certain legal actions

For	Against	Abstain	Broker Non-Votes
48,783,887	19,763,082	33,704	4,121,512

Item 8.01 Other Events.

On May 23, 2016, the Board of Directors of Denny’s Corporation approved a new share repurchase program authorizing the Company to repurchase an additional $100 million of its common stock, in addition to repurchases previously authorized. As of May 23, 2016, the Company has approximately $31.6 million of its common stock that can be repurchased under its current $100 million stock repurchase program announced in April 2015. A copy of the press release is attached hereto as Exhibit 99.1, which is hereby incorporated by reference.

On May 24, 2016, the Board of Directors of Denny's Corporation appointed Brenda J. Lauderback, a director of the Company since 2005, as its Board Chair. Debra Smithart-Oglesby, a director of the Company since 2003 and Board Chair since 2006, will continue as a director of the Company. For additional information, see the press release attached hereto as Exhibit 99.1, which is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1 -- By-Laws of Denny's Corporation, as effective as of May 24, 2016.

Exhibit 99.1 -- Press release issued by Denny's Corporation on May 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: May 26, 2016	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President,
Chief Administrative Officer and
Chief Financial Officer